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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated February 26, 2001, except with respect to the matters discussed in Note 14, as to which the date is October 18, 2001, in this Amendment #3 to the Registration Statement on Form 10 of Viasys Healthcare Inc. (the Company) relating to the distribution of shares of the Company's common stock by Thermo Electron Corporation to the stockholders of Thermo Electron Corporation, and to all references to our Firm included in this Registration Statement.

                                                   /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
October 18, 2001